                                   RESTATED
                                   --------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                        RENAISSANCE GOLF PRODUCTS, INC.
                        -------------------------------

                       (Pursuant to Sections 242 and 245)



KENNETH W. CRAIG and BRUCE H. HAGLUND certify that:

1. They are the President and Secretary, respectively, of RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation, incorporated on June 21, 1993.

2. The Certificate of Incorporation of this corporation is amended and restated to read as follows:

          "FIRST:  The name of the corporation (hereinafter called the
           -----
                   "Corporation") is:
                   RENAISSANCE GOLF PRODUCTS, INC.

          SECOND:  The address, including street, number, city, and county, of
          ------
                   the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD:
          -----

          3.1 The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

                 3.1.1 To engage in all aspects of insulation contracting and hazardous waste treatment and to provide all services incidental thereto.

                 3.1.2 To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                 3.1.3 To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof. To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

                 3.1.4 To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors the Corporation may determine.

                 3.1.5 To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations buy mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

                 3.1.6 To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the Corporation would have power to conduct by itself, whether or not such participate involves sharing or delegation of control with or to others.

                 3.1.7 To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, as far as may be permitted by laws of the State of Delaware.

                 3.1.8 To purchase, receive, take, require, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                 3.1.9 To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Colombia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

                 3.1.10 To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Colombia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

                 3.1.11 To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business at all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustee, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporations Law of the State of Delaware.

     3.2 The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

     FOURTH:
     ------

     4.1 The total number of shares of stock which the Corporation shall have authority to issue is Forty Million One Hundred Fifty Thousand (40,150,000), of which Forty Million (40,000,000) shares of the par value of $.001 each, amounting in the aggregate to Forty Thousand Dollars ($40,000.00), are to be of a class designated Common Stock, and One Hundred Fifty Thousand (150,000) shares of the par value of $.01 each, amounting in the aggregate to One Thousand Five Hundred Dollars ($1,500.00), are to be of a class designated Preferred Stock.

          Ten (10) days after the date of filing hereof (the "Effective Date"), each four (4) issued and outstanding shares of stock of this Corporation shall be combined, reconstituted, and converted into one
          (1) share of common stock (the "Reverse Stock Split"), and each person at that time holding of record any issued and outstanding shares of stock of this Corporation shall be entitled to receive a stock certificate or certificates to evidence and represent the shares of Common Stock of this Corporation to which he becomes entitled by reason of such Reverse Stock Split on the basis of one (1) share in exchange for every four (4) shares of Common Stock so held of record.

          No fractional Shares will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional Shares, any Stockholder who holds any number of Shares not evenly divisible by four (4) immediately prior to the Reverse Stock Split will be entitled to receive cash in the sum of such stockholder's fractional interest multiplied by the fair value of the Shares (as determined by the Board of Directors) on the Effective Date of the Reverse Stock Split.

     4.2 Shares of stock of any class now or hereafter authorized may be issued by the Corporation from time to time for such consideration not less than the par value thereof as shall be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect to such shares. Subscriptions to, or the purchase price of, shares of stock of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property, or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

     4.3 The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the share of Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

          4.3.1 The Preferred Stock may be issued from time to time in one or more series of any number of shares; provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctly identified by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 4.2 hereof.

          4.3.2 Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designation, preferences and relative, participating, optional or other special right, and the qualifications, limitations or restriction thereof, of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, in respect of the matters set forth in the following paragraphs (a) through (h), inclusive:

                    (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (b) The dividend rate of such series and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, form which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (c) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                    (d) The amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation and the relative rights or priority, if any, of payment of shares of such series;

                    (e) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series and, if so entitled, the amount of such fund and the manner of its application;

                    (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (g) Whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers; and

                    (h) Whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section and, if subject to additional restrictions, the extent of such additional restrictions.

               4.3.3 Before any sum or sums shall be set aside for or applied to the purchase of Common Stock and before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding.

               4.3.4 Subject to the provisions of Section 4.3.3 hereof, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

               4.3.5 In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock of each series then outstanding shall be entitled to be paid out of the asses of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock, an amount determined as provided in
                      Section 4.3.2 hereof for every share of their holdings of Preferred Stock of such series. If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock of all series the full amounts to which they respectively shall be entitled, the holders of Preferred Stock of all series shall shares ratably in any distribution of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to Preferred Stock of all series were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, not the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

               4.3.6 Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose and
                      (ii) shall not be entitled to notice of any meeting of stockholders.

               4.3.7 Subject to the provisions of any applicable law, or of the Bylaws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date of the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

               4.3.8 Scrip Certificates of Cash Equivalent. No fractional shares of stock of any class of the Corporation now or hereafter authorized shall be issuable upon or in connection with any conversion, split-up, merger, consolidation, reclassification, stock dividend or otherwise. In lieu of any such fractional share, the person entitled to an interest in respect of such a fractional share shall be entitled, as determined from time to time by the Board of Directors of the Corporation, to the cash equivalent of any such fractional share based upon the market value thereof at the date upon which rights in respect of any such fractional share shall accrue.

               4.3.9 Unclaimed Dividends. Anything herein to the contrary notwith-standing, any and all right, titled, interest and claim in or to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

          FIFTH:      The name and the mailing address of each incorporator is
          -----
     as follows:

                      NAME                   MAILING ADDRESS
                      ----                   ---------------
                      M.A. Brzoska           Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                      K.A. Widdoes           Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                      L.J. Vitalo            Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

        SIXTH:       Whenever a compromise or arrangement is proposed between
        -----
     this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

     Corporation under Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH:  For the management of the business and for the conduct of
          -------
     the affairs of Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          7.1 The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          7.2 At all elections of the directors of this Corporation, each holder of stock possessing voting power shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of directors to be elected. He may cast all such votes, in person or by proxy, for a single director or may distribute them among the number to be voted for or any two or more of them as he may see fit. Elections of directors need not be by ballot unless otherwise provided in the Bylaws.

          7.3 After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in the certificate of incorporation.

          7.4 Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          EIGHTH:   The personal liability of the directors of the corporation
          ------
     is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH:  The Corporation shall, to the fullest extent permitted by
          -----
     Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TENTH:  From time to time any of the provisions of this certificate of
          -----
     incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

3. The foregoing amendment and restatement of Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment and restatement of Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with
     (S)228 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is 10,961,250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


DATED and signed on October 31, 1997.

                                             /s/ Kenneth W. Craig
                                             ______________________________
                                             Kenneth W. Craig, President

                                             /s/ Bruce H. Haglund
ATTEST:                                      ______________________________
                                             Bruce H. Haglund, Secretary